UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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CLAYTON HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:	June 23, 2006

You are cordially invited to attend the annual meeting of stockholders of Clayton Holdings, Inc. (the “Company”) to be held at 9:00 a.m., local time, on Wednesday, July 26, 2006 adjacent to the Company’s headquarters, in the Auditorium on the first floor of 3 Corporate Drive, Shelton, CT 06484.

At this Annual Meeting, the agenda includes the election of three Class I directors for three-year terms, the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm, and the consideration and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. The Board of Directors unanimously recommends that you vote FOR the election of the director nominees and FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

Details regarding the matters to be acted upon at this Annual Meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

If you are a stockholder of record, please vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. It is important that your shares be voted whether or not you attend the meeting in person. Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on July 25, 2006. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet. Your prompt cooperation will be greatly appreciated.

Very truly yours,

FRANK P. FILIPPS
Chairman and Chief Executive Officer

CLAYTON HOLDINGS, INC.
2 Corporate Drive
Shelton, Connecticut 06484

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on July 26, 2006

To the Stockholders of Clayton Holdings, Inc.:

The Annual Meeting of Stockholders of Clayton Holdings, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, July 26, 2006, at 9:00 a.m., local time, adjacent to the Company’s headquarters, in the Auditorium on the first floor of 3 Corporate Drive, Shelton, CT 06484, for the following purposes:

1.                To elect three (3) Class I members to the Board of Directors as directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal;

2.                To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current year; and

3.                To consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on June 16, 2006, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on July 25, 2006. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by telephone or on the Internet.

By Order of the Board of Directors,

STEVEN L. COHEN
Senior Vice President,
General Counsel and Secretary
Shelton, Connecticut
June 23, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, COMPLETE YOUR PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE ENCLOSED PROXY CARD OR COMPLETE YOUR PROXY ON THE INTERNET AT THE ADDRESS LISTED ON THE PROXY CARD IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

CLAYTON HOLDINGS, INC.
2 Corporate Drive
Shelton, Connecticut 06484

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held on July 26, 2006

June 23, 2006

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Clayton Holdings, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Wednesday, July 26, 2006, at 9:00 a.m., local time, adjacent to the Company’s headquarters, in the Auditorium on the first floor of 3 Corporate Drive, Shelton, CT 06484, or at any adjournments or postponements thereof (the “Annual Meeting”).

An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2005, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. The Annual Report, however, is not a part of the proxy solicitation material. This Proxy Statement and the form of proxy will be mailed to stockholders on or about June 26, 2006.

The purposes of the Annual Meeting are to (i) elect three Class I directors for three-year terms, (ii) ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm and (iii) consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Only stockholders of record at the close of business on June 16, 2006 (the “Record Date”) will be entitled to receive notice of and to vote at the Annual Meeting. As of that date, 20,526,849 shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) were issued and outstanding, and there were twenty stockholders of record. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. You may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on July 25, 2006. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (a) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (b) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Clayton Holdings, Inc., 2 Corporate Drive, Shelton, Connecticut 06484, Attention: Secretary, before the taking of the vote at the Annual Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

For Proposal 1, the election of Class I directors, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting shall be elected as directors. Abstentions and broker “non-votes” will not be counted as voting with respect to the election of the Class I directors and, therefore, will not have an effect on the election of the Class I directors.

For Proposal 2, the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current year, an affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting is required for approval. Abstentions are included in the number of shares present or represented by proxy and voting on such matter, and will be counted as voting against the ratification of the appointment of the independent registered public accounting firm. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

The persons named as attorneys-in-fact in the proxies, Steven L. Cohen and Frederick C. Herbst, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR election of the director nominees and FOR ratification of the appointment of the independent registered public accounting firm.

Aside from the election of directors and ratification of the appointment of the independent registered public accounting firm, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of seven members. The Company’s certificate of incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Messrs. Frank P. Filipps and Stephen M. Lamando, and Ms. Margaret Sue Ellis, and recommended that each be elected to the Board of Directors as a Class I director, each to hold office until the Annual Meeting of Stockholders to be held in the year 2009 and until his or her successor has been duly elected and qualified or until the earlier of his or her death, resignation or removal. Messrs. Filipps and Lamando and Ms. Ellis are currently Class I directors whose terms expire at this Annual Meeting.

The Board of Directors is also composed of (i) two Class II directors (Brian L. Libman and Todd R. Crockett), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2007 and (ii) two Class III directors (Roger B. Kafker and Frank L. Raiter), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2008. Mr. Filipps serves as the Chairman of the Board of Directors.

The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

Vote Required For Approval

A quorum being present, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting shall be elected as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

The following table sets forth the nominees to be elected at the Annual Meeting and continuing directors, the year each such nominee or director was first elected a director, the positions with the Company currently held by each nominee and director, the year each nominee’s or director’s current term will expire and each nominee’s and director’s current class:

Nominee’s or Director’s Name and Year First Became a Director	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class I Directors:
Frank P. Filipps—2005	Chief Executive Officer, Chairman of the Board of Directors	2006	I
Stephen M. Lamando—2005	Director	2006	I
Margaret Sue Ellis—2005	Director	2006	I
Continuing Directors:
Todd R. Crockett—2005	Director	2007	II
Brian L. Libman—2005	Director	2007	II
Roger B. Kafker—2005	Director	2008	III
Frank L. Raiter—2005	Director	2008	III

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has retained the firm of Grant Thornton LLP, independent registered public accounting firm, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. Grant Thornton LLP has served as the Company’s independent registered public accounting firm since its inception in 2005, and had previously served as independent registered public accounting firm to the Company’s predecessor. The Audit Committee reviewed and discussed its selection, and the performance, of Grant Thornton LLP for the fiscal year ending December 31, 2005. A representative of Grant Thornton LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Although the Company is not required to submit the ratification of the selection of its independent registered public accounting firm to a vote of stockholders, the Audit Committee believes that it is good corporate governance and sound policy to do so. If the stockholders fail to ratify the appointment of Grant Thornton LLP, the Audit Committee will reconsider whether or not to retain the firm. If the selection of independent registered public accounting firm is ratified, the Audit Committee, in its discretion, may nevertheless select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required For Approval

A quorum being present, an affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting is required for approval of the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the director nominees to be elected at the Annual Meeting, the directors and executive officers of the Company, their ages, and the positions currently held by each such person with the Company immediately prior to the Annual Meeting.

Name	Age	Position
Frank P. Filipps	59	Chairman, Chief Executive Officer and Director (Nominee)
D. Keith Johnson	46	President and Chief Operating Officer
Frederick C. Herbst	49	Chief Financial Officer
Louis A. Iannaccone	57	Chief Information Officer
Steven L. Cohen	43	Senior Vice President, General Counsel and Secretary
Todd R. Crockett(1)	36	Director
Margaret Sue Ellis	47	Director (Nominee)
Roger B. Kafker(2)(3)	44	Director
Stephen M. Lamando	42	Director (Nominee)
Brian L. Libman(1)(2)(3)	40	Director
Frank L. Raiter(1)(2)(3)	58	Director

(1)          Member of the Nominating and Corporate Governance Committee.

(2)          Member of the Audit Committee.

(3)          Member of the Compensation Committee.

Frank P. Filipps.   Mr. Filipps has served as a director and the Company’s Chairman and Chief Executive Officer since April 2005. Prior to joining the Company, he was the Chairman and Chief Executive Officer of Radian Group Inc. (NYSE:RDN), a credit enhancement provider to the global financial and capital markets. At Radian, Mr. Filipps was responsible for expanding and diversifying operations in the United States, the United Kingdom and Asia. Mr. Filipps began his career at Radian in 1992 as Senior Vice President and Chief Financial Officer. In 1994, he was promoted to Executive Vice President and Chief Operating Officer and in 1995 he was named President, Chief Executive Officer and director. Mr. Filipps has served since 1995 as a director of Impac Mortgage Holdings, Inc. (NYSE: IMH), a corporation that acquires and originates non-conforming residential and commercial loans, and has served since 2004 as a director of Primus Guaranty, Ltd. (NYSE:PRS), a holding company primarily engaged in selling credit protection against investment grade debt obligations of corporate and sovereign entities. Mr. Filipps is also a director of the World Affairs Council of Philadelphia, a private, non-profit organization. Mr. Filipps holds an M.B.A. in corporate finance and international business from the Stern School of Business at New York University and a B.A. from Rutgers University.

D. Keith Johnson.   Mr. Johnson has served as the Company’s President and Chief Operating Officer since May 2006.  Prior to joining the Company, Mr. Johnson was the President and Chief Executive Officer of Long Beach Mortgage, a division of Washington Mutual, Inc. (NYSE: WM), from 2003 until March 2006.  From 2001 through 2003, Mr. Johnson served as Executive Vice President and Chief Operating Officer of the commercial group of Washington Mutual. Prior to joining Washington Mutual, Mr. Johnson served in various senior management positions at Bank United, including Chief Financial

Officer of the mortgage division and in operations, sales and capital markets roles. Mr. Johnson holds a B.A. in accounting from Eastern Michigan University.

Frederick C. Herbst.   Mr. Herbst has served as the Company’s Chief Financial Officer since September 2005. Prior to joining the Company, Mr. Herbst was Chief Financial Officer of Arbor Realty Trust, Inc. (NYSE:ABR), a publicly-traded real estate investment trust, since 2003 and of Arbor Commercial Mortgage, LLC since 1999. He was a member of Arbor’s executive committee and was responsible for all aspects of Arbor’s financial operations, including financial reporting, tax planning, budgeting and the appropriate utilization of capital. Prior to joining Arbor, Mr. Herbst was Chief Financial Officer of The Hurst Companies, Inc., where he was responsible for all financial operations, including financial reporting, budgeting and banking relationships. Previously, Mr. Herbst was controller with The Long Island Savings Bank, FSB, vice president-finance with Eastern States Bankcard Association and a senior manager with Ernst & Young. Mr. Herbst holds a B.A. from Wittenberg University. Mr. Herbst became a Certified Public Accountant in 1983.

Louis A. Iannaccone.   Mr. Iannaccone has served as the Company’s Chief Information Officer since the Company’s inception in March 2005. From November 2004 until March 2005, he served as the Chief Information Officer of the Company’s predecessor, Clayton Services. From September 2001 through November 2004, he was the Vice President, Service Delivery and acting Chief Information Officer of KeySpan Energy, where he was responsible for technology service delivery, including application development, data warehousing, data centers, communications, planning and operations. Prior to joining KeySpan Energy, Mr. Iannaccone held management positions with IMX Incorporated, Chicago Title & Trust Company, Chase Manhattan Bank, McGraw-Hill, Inc, International Tomson and IBM Corporation. Mr. Iannaccone holds an M.B.A. from Columbia University and a B.A. from Saint Francis College.

Steven L. Cohen.   Mr. Cohen has served as the Company’s Senior Vice President, General Counsel and Secretary since the Company’s inception in March 2005. From January 2005 until March 2005, he served as the Senior Vice President and General Counsel of the Company’s predecessor, Clayton Services. Mr. Cohen oversees the Company’s legal affairs, manages its legal department and serves as the corporate compliance officer. From December 2000 to January 2005, he was an Assistant General Counsel of Intuit Inc. (NASD: INTU), a financial software development and services company, where he was a member of the general counsel management group. Prior to joining Intuit, Mr. Cohen was General Counsel to EmployeeMatters, Inc. which was acquired by Intuit in December 2000, an Assistant General Counsel with The Prudential Insurance Company of America and an associate with Fulbright & Jaworski LLP, a national law firm. Mr. Cohen holds a J.D. from the George Washington University Law School, an M.B.A. from the Stern School of Business at New York University and a B.A. from Queens College.

Todd R. Crockett.   Mr. Crockett has served as a director since the Company’s inception. He has been employed by TA Associates, Inc. since 1994, and currently serves as a Principal. Prior to joining TA Associates, Mr. Crockett was a Financial Analyst in the Financial Institutions and Structured Finance Groups at Salomon Brothers. Mr. Crockett holds an M.B.A. from the Harvard Business School and a B.A. from Princeton University.

Margaret Sue Ellis.   Ms. Ellis has served as a director since the Company’s inception. In 1997, she founded the Company’s subsidiary, Clayton Fixed Income Services, formerly The Murrayhill Company, and served as its Chief Executive Officer from 1997 until our inception. Prior to founding Clayton Fixed Income Services, Ms. Ellis was a vice president at Asset Investors Corporation and headed its risk management function for three years. Ms. Ellis holds an M.B.A. from the Amos Tuck School of Business at Dartmouth College, a master’s degree from the University of Denver and a B.A. from The Colorado College. Ms. Ellis is also a Certified Public Accountant.

Roger B. Kafker.   Mr. Kafker has served as a director since the Company’s inception. He has been employed by TA Associates, Inc. since 1989, and currently serves as a Managing Director. Mr. Kafker concentrates on transactions involving growth service businesses in the financial, consumer and healthcare services industries. He holds an M.B.A. from the Harvard Business School and a B.A. from Haverford College.

Stephen M. Lamando.   Mr. Lamando has served as a director since the Company’s inception. Mr. Lamando was the founder, President and Chief Executive Officer of the Company’s predecessor, Clayton Services, from 1989 until April 2005, and the Company’s President from April 2005 until December 2005. Prior to founding Clayton Services, Mr. Lamando worked in residential whole loan trading at Goldman, Sachs & Company in New York, where he performed due diligence for public/private mortgage and asset-backed new issues, participations, marks to market and whole loan commitments. Mr. Lamando holds a B.A. from Pace University.

Brian L. Libman.   Mr. Libman has served as a director since the Company’s inception. He was the former Chief Executive Officer of Finance America, LLC, a nationwide mortgage lender specializing in nonconforming residential mortgage loans. He served in this role from the company’s formation in July 1999 until July 2004. Prior to being employed at Finance America, Mr. Libman spent 13 years with Lehman Brothers. Mr. Libman holds both an M.B.A. and B.S.E. from the Wharton School of Business at the University of Pennsylvania.

Frank L. Raiter.   Mr. Raiter has served as a director since October 2005. From March 1995 until April 2005, Mr. Raiter served as a Managing Director of Standard & Poor’s Ratings Group. As a Managing Director, Mr. Raiter managed the Residential Mortgage Ratings Group and was responsible for ratings production, marketing and business development for single family mortgages, bond ratings and related products. Mr. Raiter also managed the design, development and marketing of analytical ratings products utilized by Standard and Poor’s. Prior to joining Standard and Poor’s, he was the Chief Investment Officer and Treasurer of Caliber Bank in Phoenix, Arizona, and served as the Assistant Director, Office of Securities Transactions, of the Resolution Trust Corporation. Mr. Raiter holds an M.B.A. from the University of North Carolina-Chapel Hill and a B.A. from North Carolina State University.

Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

Board of Directors

The Board of Directors met nine times during the fiscal year ended December 31, 2005, and took action by unanimous written consent six times. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which he or she served during fiscal 2005, except for Mr. Libman who only attended two of the Compensation Committee’s three meetings. The Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance committees. Each committee has a charter that has been approved by the Board of Directors. Each committee is required to review the appropriateness of its charter at least annually.

Audit Committee

The Audit Committee of the Board of Directors currently consists of Messrs. Kafker, Libman and Raiter (Chairman). Mr. Raiter joined the Audit Committee in December 2005, replacing Mr. Crockett. Messrs. Kafker and Libman have served on the Audit Committee since July 2005. The Board of Directors has determined that Messrs. Libman and Raiter each meet the independence requirements promulgated by The Nasdaq Stock Market, Inc. (“Nasdaq”) and the Securities and Exchange Commission (“SEC”), including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that Mr. Raiter qualifies as an “audit committee financial expert” under the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Raiter’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Raiter any duties, obligations or liability that are greater than are generally imposed on other members of the Audit Committee and the Board of Directors, and designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors. Pursuant to SEC rules, by March 23, 2007, Mr. Kafker will resign from the Audit Committee and be replaced by a third “independent” member.

The Audit Committee met two times during the fiscal year ended December 31, 2005. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is included as Appendix A to this Proxy Statement and is also available at the Corporate Governance section of the Company’s website at http://www.clayton.com.

As described more fully in its charter, the Audit Committee oversees the Company’s accounting and financial reporting processes, internal controls and audit functions.  In fulfilling its role, the Audit Committee’s responsibilities include, but are not limited to:

•       appointing, approving the compensation of, and assessing the independence of our independent auditor;

•       overseeing the work of our independent auditor, including through the receipt and consideration of certain reports from the independent auditor;

•       resolving disagreements between management and our independent auditor;

•       pre-approving all auditing and permissible non-audit services (except de minimis non-audit services), and the terms of such services, to be provided by our independent auditor;

•       reviewing and discussing with management and the independent auditors the Company’s annual and quarterly financial statements and related disclosures;

•       coordinating the oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•       discussing the Company’s risk management policies;

•       establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns; and

•       meeting independently with our independent auditors and management.

Additionally, the Audit Committee is responsible for preparing the audit committee report for inclusion in this Proxy Statement in accordance with applicable rules and regulations.

Compensation Committee

The Compensation Committee currently consists of Messrs. Kafker (Chairman), Libman and Raiter.  Mr. Raiter joined the Compensation Committee in December 2005, replacing Todd Crockett.  Messrs. Kafker and Libman have served on the Compensation Committee since July 2005. The Compensation Committee is responsible for determining and making recommendations with respect to all forms of compensation to be granted to executive officers of the Company.  In fulfilling its role, the Compensation Committee’s responsibilities include, but are not limited to:

•       annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•       evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining the compensation of our Chief Executive Officer;

•       determining the compensation of our other executive officers;

•       overseeing an evaluation of our senior executives;

•       overseeing and administering the Company’s incentive-based compensation plans and equity-based compensation plans; and

•       reviewing and making recommendations to the Board of Directors with respect to director compensation.

Additionally, the Compensation Committee will be responsible for preparing the compensation committee report for inclusion in subsequent proxy statements in accordance with applicable rules and regulations.

The Board of Directors has determined that Messrs. Kafker, Libman and Raiter of the Compensation Committee each meet the independence requirements promulgated by Nasdaq. The Compensation Committee met three times during the fiscal year ended December 31, 2005. The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.clayton.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors was created upon the SEC declaring the registration statement for the Company’s initial public offering effective on March 23, 2006 and currently consists of  Messrs. Crockett (Chairman), Libman and Raiter. In fulfilling its role, the Nominating and Corporate Governance committee’s responsibilities include, but are not limited to:

•       developing and recommending to the Board of Directors criteria for Board of Directors and committee membership;

•       establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;

•       identifying individuals qualified to become members of the Board of Directors;

•       establishing procedures for stockholders to submit recommendations for director candidates;

•       recommending to the Board of Directors the persons to be nominated for election as directors and to each of the committees of the Board of Directors;

•       developing and recommending to the Board of Directors a set of corporate governance guidelines; and

•       overseeing the evaluation of the Board of Directors and management.

As described below in the section entitled “Policies Governing Director Nominations,” the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders.

The Board of Directors has determined that Messrs. Crockett, Libman and Raiter of the Nominating and Corporate Governance Committee each meet the independence requirements promulgated by Nasdaq. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.clayton.com.

For more corporate governance information, you are invited to access the Corporate Governance section of the Company’s website available at http://www.clayton.com.

Independence of Members of the Board of Directors

The Board of Directors has determined that Messrs. Libman and Raiter are independent within the meaning of the director independence standards of both Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. Messrs. Kafker and Crockett are independent within the meaning of the Nasdaq independence standards, but not the SEC standards. The Board of Directors has determined that each of the committees of the Board of Directors is currently independent within the meaning of Nasdaq’s and the SEC’s director independence standards. However, in accordance with SEC rules, Mr. Kafker will resign from the Audit Committee by March 23, 2007, and be replaced by a director who is independent within the meaning of both Nasdaq and SEC rules and regulations.

Executive Sessions of Independent Directors

Non-management members of the Board of Directors meet without the employee director of the Company following regularly scheduled in-person meetings of the Board of Directors. Executive sessions of the independent directors are held at least one time each year following regularly scheduled in-person meetings of the Board of Directors. These executive sessions include only those directors who meet the independence requirements promulgated by Nasdaq, and Mr. Kafker is responsible for chairing these executive sessions.

Compensation Committee Interlocks and Insider Participation

At various points during 2005, Messrs. Crockett, Kafker, Libman and Raiter served as members of the Compensation Committee. No member of the Compensation Committee was an employee or former employee of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure herein.

During the last year, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Policies Governing Director Nominations

Director Qualifications

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. The Nominating and Corporate Governance Committee must be satisfied that each committee-recommended nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the long-term interests of the stockholders. In addition to these minimum qualifications, the Nominating and Corporate Governance Committee shall recommend that the Board of Directors select persons for nomination to help ensure that a majority of the Board of Directors shall be “independent,” in accordance with the standards established by Nasdaq, and that at least one member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert,” as defined by SEC rules. Finally, in addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board of Directors, the Nominating and Corporate Governance Committee may consider whether a nominee has direct experience in the industry or in the markets in which we operate and whether the nominee, if elected, will assist in achieving a mix of Board members that represents a diversity of background and experience.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to the Board of Directors for appointment to the committees of the Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director nominee candidates, shall follow the following procedures:

The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not less than 120 calendar days prior to the first anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting.

All recommendations for nomination must be in writing and include the following:

•        The name and address of record of the stockholder.

•        A representation that the stockholder is a record holder of our securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934.

•        The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate.

•        A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria approved by the Nominating and Corporate Governance Committee from time to time and set forth in Nominating and Corporate Governance Committee charter.

•        A description of all arrangements or understandings between the stockholder and the proposed director candidate.

•        The consent of the proposed director candidate (i) to be named in the proxy statement relating to the Company’s annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting.

•        Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to SEC rules.

Nominations must be sent to the attention of the Secretary of the Company by U.S. mail (including courier or expedited delivery service) to:

Clayton Holdings, Inc.
2 Corporate Drive
Shelton, CT 06484
Attn: Secretary of Clayton Holdings, Inc.

The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. As a requirement to being considered for nomination to the Company’s Board of Directors, a candidate may need to comply with the following minimum procedural requirements:

•       A candidate must undergo a comprehensive private investigation background check by a qualified company of the Company’s choosing; and

•       A candidate must complete a detailed questionnaire regarding his or her experience, background and independence.

Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of

Directors. In addition to these procedures for recommending a director nominee to the Nominating and Corporate Governance Committee, a stockholder may propose an individual for election to the Board of Directors in accordance with the Company’s By-Laws, as described in the “Stockholder Proposals” section of this Proxy Statement.

Policy Governing Securityholder Communications with the Board of Directors

The Board of Directors provides to every securityholder the ability to communicate with the Board of Directors as a whole and with individual directors on the Board of Directors through an established process for securityholder communication as follows:

For communications directed to the Board of Directors as a whole, securityholders may send such communications to the attention of the Chairman of the Board of Directors by U.S. mail (including courier or expedited delivery service) to:

Clayton Holdings, Inc.
2 Corporate Drive
Shelton, CT 06484
Attn: Chairman of the Board of Directors

For securityholder communications directed to an individual director in his or her capacity as a member of the Board of Directors, securityholders may send such communications to the attention of the individual director by U.S. mail (including courier or expedited delivery service) to:

Clayton Holdings, Inc.
2 Corporate Drive
Shelton, CT 06484
Attn: [Name of the director]

The Company will forward any such securityholder communication to the Chairman of the Board of Directors, as a representative of the Board of Directors, or to the director to whom the communication is addressed.

Policy Governing Director Attendance at Annual Meetings of Stockholders

The Company’s policy is that one of the Board of Directors’ regular meetings should be scheduled on the same day as the Company’s Annual Meeting of Stockholders, and all directors are encouraged to attend the Company’s Annual Meeting of Stockholders. This is our first Annual Meeting of Stockholders since we consummated our initial public offering on March 29, 2006.

Board of Directors Evaluation Program

In order to maintain the Company’s governance standards, the Board of Directors is required to undertake annually a formal evaluation process consisting of an overall Board of Directors evaluation, peer evaluation and self evaluation. As part of the evaluation process, the Board of Directors evaluates a number of competencies, including but not limited to: Board structure; Board roles; Board processes; Board composition, orientation and development; and Board dynamics, effectiveness and involvement. The evaluation process also includes consideration of the appropriate Board size, succession planning and the technical, business and organizational skills required of future Board members.

Code of Ethics

The Company has adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, that applies to all of the Company’s directors and employees worldwide, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct is available at the Corporate Governance section of the Company’s website at http://www.clayton.com. A copy of the Code of Business Conduct may also be obtained, free of charge, from the Company upon a request directed to: Clayton Holdings, Inc., 2 Corporate Drive, Shelton, CT 06484, Attention: Secretary. The Company intends to disclose any amendment to or waiver of a provision of the Code of Business Conduct that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website available at http://www.clayton.com.

For more corporate governance information, you are invited to access the Corporate Governance section of the Company’s website available at http://www.clayton.com.

Certain Business Relationships and Related Party Transactions

General

Roger Kafker, one of our directors, is a Managing Director of TA Associates, and Todd Crockett, also one of our directors, is a Principal of TA Associates. During 2004, TA Associates and the investment funds affiliated with TA Associates invested separately in our predecessor, Clayton Services, and our subsidiary, Clayton Fixed Income Services (“CFIS”), formerly The Murrayhill Company.

The Clayton Services and CFIS Transactions

In May 2004, TA Associates purchased 77% of the outstanding common stock of CFIS for an aggregate purchase price of $31.7 million. TA Associates acquired 88% of this common stock directly from the CFIS stockholders, Margaret Sue Ellis and Harvey Allon, Ms. Ellis’ husband, and the remaining 12% from new issuances by CFIS. TA Associates also purchased $10.0 million in principal amount of CFIS’s 12% senior subordinated convertible notes due May 24, 2010. The proceeds from this financing were used to redeem additional CFIS common stock owned by Ms. Ellis and Mr. Allon. As a result of these transactions, Ms. Ellis received aggregate net proceeds of $6.8 million and Mr. Allon received $30.9 million. Ms. Ellis currently serves as one of our directors. Immediately after the CFIS transaction, the shares purchased by TA Associates and the remaining shares held by Ms. Ellis and Mr. Allon were exchanged for shares of TMHC Holdings, Inc. (“TMHC”) convertible preferred stock and common stock, respectively. Ms. Ellis and Mr. Allon retained 21.7% and 1.6%, respectively, of TMHC’s outstanding capital stock. The price paid in the purchase and redemption of CFIS common stock was determined by arms-length negotiations with TA Associates, and reflects CFIS’s pre-transaction capital structure, which did not include any indebtedness. Subsequently, in August 2004, the senior subordinated convertible notes held by TA Associates were converted into warrants to purchase 72,451 shares of common stock of TMHC, which were immediately exercised, and 12% senior subordinated notes in the principal amount of $10.0 million. In connection with the consummation of our new credit facility with BNP Paribas on December 8, 2005, all amounts outstanding under the senior subordinated notes were repaid, including principal of $10.0 million and applicable prepayment penalties of $0.5 million.

In August 2004, TA Associates, together with certain other investors, including Brian Libman, our director, consummated a transaction with the former Clayton Services and First Madison whereby a newly formed company organized by TA Associates (GRP Holdings, Inc. (“GRP”), our subsidiary and the holding company of the current Clayton Services) purchased substantially all of the assets of the former Clayton Services and the capital stock of First Madison for $120.0 million, plus up to an additional

$40.0 million in contingent payments, as discussed below. The aggregate purchase price paid at closing included the purchase by TA Associates, Mr. Libman, Stephen M. Lamando, our director, and his related trusts, and another investor of GRP’s convertible preferred stock for $70.0 million, and the purchase by TA Associates, Mr. Libman, Mr. Lamando, and his related trusts, and another investor of $20.0 million in principal amount of Clayton Services’ 12% subordinated notes due August 2, 2010. Of the total amount of $130.0 million in aggregate cash proceeds, $120.0 million was ultimately paid at the closing to Stephen M. Lamando, our director, and his related trusts, Brian Kramer and Peter Krell (together, the “Clayton Founders”) pro rata in accordance with their respective historical interests in Clayton Services and First Madison, of which Mr. Lamando and his related trusts held a total interest of 81%. The remaining $10.0 million of the aggregate proceeds, plus an additional $10.0 million provided by the purchasers of the convertible preferred stock, were each placed in escrow in order to fund two of the four contingent earn-out payments to the Clayton Founders. In connection with the consummation of our new credit facility with BNP Paribas on December 8, 2005, all amounts outstanding under the subordinated notes were repaid, including principal of $20.0 million, accrued interest of $0.2 million and applicable prepayment penalties of $0.8 million.

Pursuant to the terms of the agreement executed in connection with the acquisition by TA Associates of Clayton Services and First Madison, and as amended in connection with the March 2005 combination of Clayton Services and CFIS, the Clayton Founders, including Mr. Lamando, were entitled to up to an additional $40.0 million in accordance with an earn-out provision based upon Clayton’s performance in fiscal years 2004 and 2005. The earn-out provision provided that four separate $10.0 million contingent payments would be paid to the Clayton Founders, pro rata in accordance with their respective historical interests in Clayton Services, of which Mr. Lamando held 81%, upon the achievement of financial operating milestones. In August 2005, the Clayton Founders received a $10.0 million contingent payment for meeting the first financial milestone, and this contingent payment was funded through $10.0 million held in restricted cash on Clayton’s balance sheet. The $10.0 million used to fund this contingent payment was contributed by the purchasers of Clayton Services and First Madison.

The agreement concerning the earn-out provisions was further amended in November 2005. In accordance with the terms of this amendment, the second $10.0 million contingent payment was deemed earned based upon Clayton Services’ fiscal 2005 performance to date, and was immediately paid to the Clayton Founders. The funds for this contingent payment were released from an escrow account funded at the closing of the August 2004 transaction. Additionally, in accordance with this amendment and in satisfaction of the third and fourth contingent payment, upon the completion of our recapitalization and new credit facility with BNP Paribas on December 8, 2005, the Clayton Founders were paid the $13.25 million and all obligations of Clayton with respect to the earn out provisions of the 2004 acquisition were satisfied and discharged in full. Mr. Lamando and his related trusts received approximately $10.7 million of this $13.25 million payment.

The Clayton Services/CFIS Combination

In March 2005, in connection with the combination of GRP, the holding company of Clayton Services, and TMHC, our subsidiary and the holding company of CFIS, formerly The Murrayhill Company, and the subsequent reorganization into Clayton Holdings, Inc., TA Associates and the existing stockholders of each of GRP and TMHC entered into a share exchange agreement with us, whereby shares of common stock and convertible preferred stock of each of GRP and TMHC were exchanged for our Common Stock, class B common stock, series A convertible preferred stock and series B convertible preferred stock. A special committee of the boards of directors of each of GRP and TMHC evaluated the exchange ratios and share exchange agreement and authorized the share exchange. The share exchange was also approved and authorized by the stockholders of each of GRP and TMHC.

In connection with the combination of Clayton Services and CFIS, TA Associates received 8,825,241 shares of series A convertible preferred stock. Upon the completion of our initial public offering, these shares of series A convertible preferred stock converted into 2,206,308 shares of our Common Stock and 8,825,241 shares of our series A redeemable preferred stock. Additionally, TA Associates received 23,413,615 shares of our series B convertible preferred stock in connection with the combination. Upon the completion of our initial public offering, these shares of series B convertible preferred stock converted into 5,853,402 shares of our Common Stock and 23,413,615 shares of our series B redeemable preferred stock.

Recapitalization and Preferred Stock Dividend

On December 8, 2005, we entered into a new senior credit facility with BNP Paribas, which included a term loan and a revolving credit facility. The initial term loan of $150.0 million was used to: (i) repay and retire all $45.6 million outstanding under our prior senior credit facility, (ii) repay all $31.5 million owed pursuant to our outstanding subordinated and senior subordinated notes, (iii) pay a $1.69 per share dividend to our holders of preferred stock, including investment funds affiliated with TA Associates and Mr. Libman, for an aggregate dividend payment of $55.85 million, and (iv) pay $13.25 million to the Clayton Founders, in satisfaction of the earn-out arrangement described above. As a result of the recapitalization and related transactions on December 8, 2005, investment funds affiliated with TA Associates received $79.3 million, Mr. Lamando and his related trusts received $17.0 million and Mr. Libman received $1.2 million.

Use of Proceeds from Initial Public Offering

Upon the closing of our initial public offering on March 29, 2006, we immediately paid approximately $51.4 million and $0.9 million to TA Associates and Mr. Libman, respectively, to redeem all of the shares of redeemable preferred stock that were issued and outstanding immediately following the conversion of our convertible preferred stock in conjunction with closing of our initial public offering.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director or nominee of the Company; (iii) by each executive officer of the Company named in the Summary Compensation Table set forth below under “Compensation and Other Information Concerning Directors and Officers;” and (iv) by all directors and executive officers of the Company as a group.

The applicable ownership percentage is based upon 20,526,849 shares of our Common Stock outstanding as of the Record Date.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage
TA Associates Funds(2)	8,283,227	40.4%
Frank P. Filipps(3)	359,934	1.7
Stephen M. Lamando(4)	925,602	4.5
BNS Family Irrevocable Trust(5)	1,311,153	6.4
Frederick C. Herbst(6)	32,958	*
Louis A. Iannaccone(7)	52,154	*
Steven L. Cohen(8)	20,133	*
Todd R. Crockett(9)	8,283,227	40.4
Margaret Sue Ellis	624,823	3.0
Roger B. Kafker(10)	8,283,227	40.4
Brian L. Libman(11)	134,868	*
Frank L. Raiter	500	*
All executive officers and directors as a group (11 persons)(12)	10,434,199	49.8%

*                    Represents less than 1% of the outstanding shares of Common Stock.

(1)          Except as otherwise indicated, addresses are c/o Clayton Holdings, Inc., 2 Corporate Drive, Shelton, Connecticut, 06484. The address of TA Associates, Mr. Crockett and Mr. Kafker is c /o TA Associates, Inc., 125 High Street, High Street Tower, Suite 2500, Boston, Massachusetts 02110.

(2)          Amounts shown reflect the aggregate number shares of Common Stock held by TA IX, L.P., TA/Atlantic and Pacific IV, L.P., TA Strategic Partners Fund A, L.P., TA Strategic Partners Fund B, L.P., TA Investors II, L.P. and TA Subordinated Debt Fund, L.P. (collectively, “TA Associates Funds”). Investment and voting control of the TA Associates Funds is held by TA Associates, Inc. No stockholder, director or officer of TA Associates, Inc. has voting or investment power with respect to our shares of Common Stock held by the TA Associates Funds. Voting and investment power with respect to such shares is vested in a five-person investment committee consisting of the following employees of TA Associates: Messrs. Jeffrey T. Chambers, Todd R. Crockett, Jonathan M. Goldstein, Roger B. Kafker and C. Kevin Landry. Mr. Kafker is a Managing Director of TA Associates, Inc., the manager of the general partner of TA IX L.P. and TA Subordinated Debt Fund L.P., and the general partner of TA/Atlantic and Pacific IV, L.P., TA Strategic Partners Fund A L.P., TA Strategic Partners Fund B L.P. and TA Investors II, L.P. Mr. Crockett is a Principal of TA Associates, Inc. Messrs. Kafker and Crockett have been members of our Board of Directors since August 2004. See Notes 9 and 10 below.

(3)          Includes 349,934 shares subject to options that are immediately exercisable or exercisable within 60 days of the Record Date.

(4)          Includes 58,858 shares held by the Lamando Charitable Remainder Unitrust (the “Charitable Trust”). Mr. Lamando is the trustee of the Charitable Trust and has sole voting, investment and dispositive power over the shares held by the Charitable Trust.

(5)          Nicholas Lamando, the brother of Stephen M. Lamando, is the trustee of the BNS Family Irrevocable Trust (the “Family Trust”) and has sole voting, investment and dispositive power over the shares held by the Family Trust. The beneficiaries of the Family Trust are Stephen M. Lamando’s children.

(6)          Includes 23,958 shares subject to options that are immediately exercisable or exercisable within 60 days of the Record Date.

(7)          Includes 30,655 shares subject to options that are immediately exercisable or exercisable within 60 days of the Record Date.

(8)          Includes 18,133 shares subject to options that are immediately exercisable or exercisable within 60 days of the Record Date.

(9)          Mr. Crockett is a Principal of TA Associates and may be considered to have beneficial ownership of TA Associates, Inc.’s interest in us. Mr. Crockett disclaims beneficial ownership of all such shares. See Note 2 above.

(10)   Mr. Kafker is a Managing Director of TA Associates and may be considered to have beneficial ownership of TA Associates, Inc.’s interest in us. Mr. Kafker disclaims beneficial ownership of all such shares. See Note 2 above.

(11)   Includes 3,300 shares subject to options that are immediately exercisable or exercisable within 60 days of the Record Date. All of the shares, but not the options, held by Mr. Libman are held of record by Libman Family Holdings LLC. Mr. Libman has sole voting and investment power with respect to these shares.

(12)   Includes 425,980 shares subject to options that are immediately exercisable or exercisable within 60 days of the Record Date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company.  Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings.  The Company became subject to Section 16(a) reporting obligations on March 23, 2006, upon the SEC declaring the registration statement for our initial public offering effective.  Based on its review of the copies of such filings received by it from March 23, 2006 to the present, the Company believes that no Reporting Person filed a late report.

COMPENSATION AND OTHER INFORMATION
CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

The following summarizes the compensation earned during the fiscal years ended December 31, 2005, which we refer to as “fiscal 2005,” and December 31, 2004 by our Chief Executive Officer and our other most highly compensated executive officers. We refer to these individuals as our “named executive officers.”

Summary Compensation Table

	Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)		All Other Compensation
Frank P. Filipps(2)	2005	$336,538	$500,000	$—		$—
Chief Executive Officer	2004	—	—	—		—
Frederick C. Herbst(3)	2005	67,308	100,000	—		—
Chief Financial Officer	2004	—	—	—		—
Louis A. Iannaccone(4)	2005	250,000	147,300	—		—
Chief Information Officer	2004	43,269	100,000	26,543	(5)	—
Steven L. Cohen(6)	2005	170,769	125,000	—		—
Senior Vice President and General Counsel	2004	—	—	—		—
Stephen M. Lamando(7)	2005	350,000	—	—		—
Former President	2004	275,887	—	—		—
Brian Newman(8)	2005	200,522	109,419	—		178,984	(9)
Former Chief Financial Officer	2004	176,507	250,000	—		—

(1)          Excludes benefits and perquisites received by the named executive officers that do not exceed the lesser of $50,000 or 10% of any such named executive officer’s annual compensation reported in this table.

(2)          Mr. Filipps began his employment with us in April 2005. His annual base salary for fiscal 2005 was $500,000. See “—Agreements with Executive Officers.”

(3)          Mr. Herbst began his employment with us in September 2005. His annual base salary for fiscal 2005 was $250,000. See “—Agreements with Executive Officers.”

(4)          Mr. Iannacone began his employment with us in November 2004.

(5)          This amount represents payment of $26,543 for relocation expenses.

(6)          Mr. Cohen began his employment with us in January 2005. His annual base salary for fiscal 2005 was $185,000. See “—Agreements with Executive Officers.”

(7)          During the fiscal year ended December 31, 2004, Mr. Lamando served as our Chief Executive Officer and President. Mr. Lamando continued to serve as our Chief Executive Officer until April 2005. In April 2005, Mr. Filipps was appointed as our Chief Executive Officer and Mr. Lamando remained as our President. Mr. Lamando resigned as our President, effective December 31, 2005.

(8)          On August 31, 2005, Mr. Newman resigned as our Chief Financial Officer.

(9)          This amount represents the total severance to be paid to Mr. Newman in conjunction with his resignation and the terms of his Separation Agreement and Mutual Release with us. Pursuant to the terms of this agreement, Mr. Newman is entitled to salary continuation through August 31, 2006 in the aggregate amount of $168,372, and health insurance premium continuation through August 31, 2006 in the aggregate amount of approximately $10,612. During fiscal 2005, we paid Mr. Newman $51,807 in salary continuation, and we paid $3,467 in health insurance premium continuation.

Option Grants in Last Fiscal Year

In fiscal 2005, we granted options to purchase an aggregate of 963,978 shares of Common Stock under our 2005 Stock Option and Grant Plan to Mr. Filipps, Mr. Herbst, Mr. Cohen, other employees and non-employee directors. Each of these grants were made at an exercise price equal to the fair market value of our Common Stock on the date of grant, as determined by our Board of Directors. The potential realizable value, if applicable, is calculated based on the term of the option at its time of grant, which is ten years. This value is net of exercise prices and before taxes, and is based on our March 2006 initial public offering price of $17.00 per share and the assumption that our Common Stock appreciates at the rate shown, compounded annually, from the date of grant until its expiration date. These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. We have not granted any stock appreciation rights.

Option/SAR Grants in Last Fiscal Year

					Potential Realizable
	Individual Grants				Value at Assumed
	Number of Securities Underlying Options	% of Total Options Granted to Employees	Exercise Price	Expiration	Annual Rates of Stock Price Appreciation for Option Term
Name	Granted	in 2005	Per Share	Date	5%	10%
Frank P. Filipps	520,833 (1)	55.4%	$6.00	04/25/2015	$11,297,497	$19,840,415
Frederick C. Herbst	50,000	5.3%	$6.80	09/28/2015	1,044,560	1,864,681
Louis A. Iannaccone(2)	—	—	—	—	—	—
Steven L. Cohen	22,295	2.4%	$0.98	03/09/2015	595,526	961,218
Steven L. Cohen	8,955	1.0%	$6.36	07/27/2015	191,021	337,905
Stephen M. Lamando	—	—	—	—	—	—
Brian Newman	—	—	—	—	—	—

(1)          130,208 of the 520,833 total options granted to Mr. Filipps were subject to performance-based vesting. This performance-based portion of his option grant became vested and fully exercisable upon the completion of our initial public offering in March 2006.

(2)          In fiscal 2004, we granted employees options to purchase shares of Common Stock under our predecessor option plans. In March 2005, all of these options were converted into options under our 2005 Stock Option and Grant Plan. As part of this conversion, options previously granted to Mr. Iannaccone during fiscal 2004 were exchanged for 44,590 options to purchase our Common Stock, at an exercise price of $0.98 per share.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

None of our named executive officers or directors exercised any options during fiscal 2005. The following table sets forth information concerning the number and value of the unexercised options held by the named executive officers at the end of fiscal year 2005. There was no public market for our Common Stock as of December 31, 2005. Accordingly, the value of unexercised in-the-money options, if applicable, represents the total gain that would be realized if all in-the-money options held at December 31, 2005 were exercised, determined by multiplying the number of shares underlying the options by the difference between our March 2006 initial public offering price of $17.00 per share and the per share option exercise price.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values

	Number of Shares Acquired	Value	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Frank P. Filipps	—	—	65,104	455,729	$716,144	$5,013,019
Frederick C. Herbst	—	—	—	50,000	—	510,000
Louis A. Iannaccone	—	—	13,005	31,584	208,340	505,975
Steven L. Cohen	—	—	—	31,250	—	452,477
Stephen M. Lamando	—	—	—	—	—	—
Brian Newman	—	—	—	—	—	—

Agreements with Executive Officers

On April 25, 2005, we entered into an employment agreement with our Chief Executive Officer, Frank P. Filipps. Mr. Filipps also entered into a confidentiality, non-solicitation and non-competition agreement with us concurrently with the execution of his employment agreement. Mr. Filipps’ 2006 salary is $517,000 and he is entitled to a bonus based upon our performance and other individual performance milestones to be determined by the Board of Directors.  The agreement provides for severance payments in the event his employment with us is terminated as a result of his disability. In addition, in the case of termination by Mr. Filipps for good reason, or by us without cause, he shall receive a lump sum payment equal to 200% of the sum of his annual base salary and target bonus as in effect on the date of termination, and his unvested options will accelerate and become fully exercisable. Additionally, Mr. Filipps will receive payment of the pro rata portion of his bonus for the year in which the termination occurs, and the continuation of health benefits for two years.

Effective May 8, 2006, we entered into an employment agreement with our President and Chief Operating Officer, D. Keith Johnson. Mr. Johnson also entered into a confidentiality, non-solicitation and non-competition agreement with us concurrently with the execution of his employment agreement. Mr. Johnson’s 2006 salary is $375,000, and his 2006 target bonus will be 100% of his pro-rated annual salary. In addition, we will provide Mr. Johnson with up to $150,000 in relocation assistance in connection with his move from the Seattle, Washington area to Connecticut. Mr. Johnson’s employment is terminable by either party. In the event that Mr. Johnson’s employment is terminated by us without cause or by Mr. Johnson as a result of a demotion or 20 percent diminution in salary, then Mr. Johnson is entitled to receive his base salary and all medical and health benefits for 12 months following the termination date. If Mr. Johnson’s employment is terminated without cause by us or by Mr. Johnson as a result of a demotion or 20 percent diminution in salary within eighteen months of a change in control, then we shall pay Mr. Johnson, in a lump-sum payment, his base salary for twenty four months following the termination and 200% of his target incentive bonus for the year in which the termination occurred.

Effective September 19, 2005, we entered into an employment agreement with our Chief Financial Officer, Frederick C. Herbst. Mr. Herbst’s employment agreement contains confidentiality, non-solicitation and non-competition provisions. Mr. Herbst’s 2006 salary is $250,000 and he is eligible to receive an annual performance bonus if certain performance objectives, established by our Chief Executive Officer and our Board of Directors each year, are satisfied. Mr. Herbst is an employee at-will and his employment agreement may be terminated by either party upon 30 days written notice. If his employment is terminated by us without cause or Mr. Herbst terminates his employment as a result of a material diminution in salary or responsibility, Mr. Herbst is entitled to severance payments equal to one year’s salary payable over the twelve months following his termination and continuation of his group health plan benefits so long as he is receiving severance payments.

On November 1, 2004, we entered into an employment agreement and, subsequently, a separate assignment of inventions and confidentiality agreement with our Chief Information Officer, Louis A. Iannaccone. Mr. Iannaccone’s 2006 salary is $260,000 and he is eligible to receive an annual performance bonus if certain performance objectives, established by our Board of Directors each year, are satisfied. Mr. Iannaccone is an employee at-will and his employment agreement may be terminated by either party upon 30 days prior written notice. Notwithstanding the at-will nature of his employment, Mr. Iannaccone is entitled to severance payments equal to one year’s salary if his employment is involuntarily terminated by us without cause or voluntarily terminated by him with good reason.

On January 31, 2005, we entered into an employment agreement with our Senior Vice President, General Counsel and Secretary, Steven L. Cohen. Mr. Cohen’s employment agreement contains confidentiality, non-solicitation and non-competition provisions. Mr. Cohen’s 2006 salary is $225,000 and he is eligible to receive an annual performance bonus if certain performance objectives, established by our Board of Directors each year, are satisfied.  Mr. Cohen is an employee at-will and his employment agreement may be terminated by either party upon 30 days prior written notice. Mr. Cohen is entitled to severance payments equal to one year’s salary if his employment is terminated either (i) as a result of a change of control or (ii) through a material diminution in responsibility, in each case without cause.

Effective December 31, 2005, Mr. Lamando resigned as our President and from all other officer positions that he held with us and our subsidiaries. Certain confidentiality provisions and other obligations of his employment agreement, dated as of June 29, 2004, survive his resignation.  On August 2, 2004, Mr. Lamando entered into a non-competition agreement with us.  Pursuant to the terms of this agreement, Mr. Lamando is prohibited from competing with us until August 2, 2009. Additionally, the non-competition agreement provides that, during such non-competition period, Mr. Lamando will not hire or solicit any of our employees (or employees of our affiliates) that we had employed within the previous eighteen months, encourage any client or employee of ours to terminate its relationship with us, or solicit any company that had been our client within the past eighteen months.

On May 24, 2004, we entered into a trade secret and non-competition agreement with Margaret Sue Ellis. The agreement requires Ms. Ellis to refrain from competing with us, soliciting our clients and from hiring any employee that had been employed with us within the past six months, for a period of two years following the termination of her relationship with us for any reason.

In addition to the foregoing, we have entered into indemnification agreements with each of our directors, and with Frank P. Filipps, D. Keith Johnson, Frederick C. Herbst, Louis A. Iannaccone and Steven L. Cohen. These agreements provide that we will indemnify these directors and executive officers to the fullest extent permitted by law and our certificate of incorporation and by-laws, and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

On August 31, 2005, we entered into a Separation Agreement and Mutual Release with Brian Newman, in connection with his resignation as our Chief Financial Officer. This agreement provides for salary continuation in the aggregate amount of $168,372, and health insurance premium continuation in the aggregate amount of approximately $10,612, each through August 31, 2006. This agreement contains standard confidentiality provisions and assignment of inventions, and requires Mr. Newman to refrain from competing with us, soliciting our clients and from hiring any employee that had been employed with us within the past three months, through August 31, 2006. Subject to limited exceptions in the agreement, Clayton and Mr. Newman mutually released each other from all claims arising from his employment. In connection with his execution of this agreement, Mr. Newman received a final retention bonus payment in the amount of $108,333.

Compensation of Directors

Directors who are also our employees receive no additional compensation for their services as directors. Our non-employee directors each receive an annual fee from us of $25,000. In addition, we pay our non-employee directors a fee of $1,000 for each in-person Board of Directors meeting they attend, $500 for each telephonic Board of Directors meeting they attend and $500 for each in-person or telephonic committee meeting they attend. The chairperson of our Audit Committee receives an additional annual fee of $10,000, and the chairperson of our compensation committee receives an additional annual fee of $5,000. We also reimburse non-employee directors for reasonable expenses incurred in connection with attending Board of Directors and committee meetings. However, our directors who are affiliated with TA Associates, Messrs. Kafker and Crockett, have agreed to forego board and board committee compensation, including the equity compensation described below, for so long as TA Associates, Inc. beneficially owns more than 10% of our Common Stock.

Pursuant to the terms of the 2006 Stock Option and Incentive Plan, directors will be permitted to defer all, or a portion, of their director compensation fees. All deferred fees will be converted to stock units based on the fair market value of shares of our Common Stock on the date the fees would otherwise be paid. The units are typically settled in shares in a lump sum when the director resigns from the Board of Directors.

Upon election to the Board of Directors, non-employee directors are granted an option to purchase 10,000 shares of our Common Stock, which option vests in equal installments over three years. Additional grants to our non-employee directors will be made every three years. The exercise price of these stock options is the fair market value of our shares of Common Stock as determined by the Board of Directors as of the date of the option grant. The vesting of these stock options accelerates upon a change of control of Clayton.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee currently consists of Messrs. Kafker, Libman and Raiter (Chairman). None of the members of the Audit Committee is an officer or employee of the Company. Mr. Raiter and Mr. Libman are “independent” for Audit Committee purposes under the applicable rules of Nasdaq and the SEC. Pursuant to SEC rules, Mr. Kafker will resign from the Audit Committee and will be replaced by a third “independent” director prior to March 23, 2007. Mr. Raiter is an “audit committee financial expert” as is currently defined under SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement..

The Audit Committee oversees the Company’s accounting and financial reporting processes on behalf of the Board of Directors. The Company’s management has the primary responsibility for preparing the Company’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements for the fiscal year ended December 31, 2005, including a discussion of, among other things, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.

The Audit Committee also reviewed with Grant Thornton LLP, the Company’s independent registered public accounting firm, the results of their audit and discussed matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit and Finance Committees), as currently in effect, other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations. The Audit Committee has reviewed permitted services under rules of the SEC, as currently in effect, and discussed with Grant Thornton LLP their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit and Finance Committees), as currently in effect, and has considered and discussed the compatibility of non-audit services provided by Grant Thornton LLP with that firm’s independence.

The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

Because the registration statement for the Company’s initial public offering completed in March 2006 contained the financial statements at and for the fiscal year ended December 31, 2005, the Company did not file an Annual Report on Form 10-K with the SEC for the year ended December 31, 2005.

Respectfully submitted by the Audit Committee,

Frank L. Raiter (Chairman)
Roger B. Kafker
Brian L. Libman

MATTERS CONCERNING OUR INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has implemented procedures under the Company’s Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of Grant Thornton LLP for specific audit and non-audit services, except that pre-approval of non-audit services is not required if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by Grant Thornton LLP. All of the audit-related, tax and all other services provided by Grant Thornton LLP to the Company subsequent to the formation of the Audit Committee were approved by the Audit Committee by means of specific pre-approvals or pursuant to the Pre-Approval Policy. All non-audit services provided in 2005 were reviewed with the Audit Committee, which concluded that the provision of such services by Grant Thornton LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. For additional information concerning the Audit Committee and its activities with Grant Thornton LLP, see “The Board of Directors and its Committees” and “Report of the Audit Committee of the Board of Directors.”

Representatives of Grant Thornton LLP attended all meetings of the Audit Committee in 2005. We expect that a representative of Grant Thornton LLP will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Fees Billed by Grant Thornton LLP

The following table shows the aggregate fees for professional services rendered by Grant Thornton LLP to the Company and its predecessor for the fiscal years ended December 31, 2005 and December 31, 2004.

	2005	2004
Audit Fees	$2,059,775	$769,041
Audit-Related Fees	$221,989	$—
Tax Fees	$201,757	$12,375
All Other Fees	$—	$—
Total	$2,483,521	$781,416

Audit Fees

Audit Fees for both years consist of fees for professional services associated with the annual consolidated financial statements audit, review of the interim consolidated financial statements and services that are normally provided by Grant Thornton LLP in connection with statutory audits required in regulatory filings. Audit Fees for the fiscal year ended December 31, 2005 also include $1,225,472 of fees for professional services in connection with the Company’s initial public offering completed in March 2006. Audit fees for the fiscal year ended December 31, 2004 include fees pertaining to Grant Thornton LLP’s audit of the fiscal years ended December 31, 2002 and 2003, which had been previously audited by another firm

Audit-Related Fees

Audit-Related Fees for the fiscal year ended December 31, 2005 represent fees for professional services rendered in reviewing the Company’s internal controls in accordance with Statements on Auditing Standards No. 70.

Tax Fees

Tax Fees consist of fees for professional services rendered for assistance with federal and state tax compliance.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the 2007 Annual Meeting of Stockholders of the Company, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at the Company’s principal executive offices not later than February 26, 2007. Under the Company’s By-Laws, stockholders who wish to make a proposal at the 2007 Annual Meeting—other than one that will be included in the Company’s Proxy Statement—must notify the Company between March 28, 2007 and April 27, 2007. If a stockholder who wishes to present a proposal fails to notify the Company by February 26, 2007 and such proposal is brought before the 2007 Annual Meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2007 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to Clayton Holdings, Inc., 2 Corporate Drive, Shelton, CT 06484, Attention: Secretary.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

Appendix A

CLAYTON HOLDINGS, INC.

Audit Committee Charter

I.   General Statement of Purpose

The purposes of the Audit Committee of the Board of Directors (the “Audit Committee”) of Clayton Holdings, Inc. (the “Company”) are to:

•       oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements;

•       take, or recommend that the Board of Directors of the Company (the “Board”) take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent auditors; and

•       prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

II.   Composition

The Audit Committee shall consist of at least three (3) members of the Board, each of whom must (1) be “independent” as defined in Rule 4200(a)(15) under the Marketplace Rules of the National Association of Securities Dealers, Inc. (“NASD”); (2) meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to the exemptions provided in Rule 10A-3(c) under the Exchange Act; and (3) not have participated in the preparation of the financial statements of the Company or a current subsidiary of the Company at any time during the past three years.

Notwithstanding the foregoing, one director who (1) is not “independent” as defined in Rule 4200 under the Marketplace Rules of the NASD; (2) satisfies the criteria for independence set forth in Section 10A(m)(3) of the Exchange Act and the rules thereunder; and (3) is not a current officer or employee or a “family member” of such officer or employee, may be appointed to the Audit Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination (or, if the Company does not file a proxy statement, in its Form 10-K or 20-F), the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve on the Audit Committee for more than two years and may not chair the Audit Committee.

Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. One or more members of the Audit Committee shall qualify as an “audit committee financial expert” under the rules promulgated by the SEC or, if not, the Company shall disclose its lack of an “audit committee financial expert” and the reasons why in its annual report.

The Nominating and Corporate Governance Committee shall recommend to the Board nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. The members of the Audit Committee shall be appointed annually by the Board and may be replaced or removed by the Board with or without cause. Resignation or removal of a Director from the Board, for whatever reason, shall automatically and without any further action constitute resignation or removal, as applicable, from the Audit Committee. Any vacancy on the Audit Committee, occurring for whatever reason, may be filled only by the Board. The Board shall designate one member of the Audit Committee to be Chairman of the committee. All indemnification, exculpation, expense reimbursement and advancement provisions and rights available to members of the Audit Committee in their capacities as directors of the Company shall be fully applicable with respect to their service on the Audit Committee or any subcommittee thereof.

III.   Compensation

A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee established by the Board, receive directly or indirectly from the Company any consulting, advisory or other compensatory fee from the Company. A member of the Audit Committee may receive additional directors’ fees to compensate such member for the significant time and effort expended by such member to fulfill his or her duties as an Audit Committee member.

IV.   Meetings

The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this Charter, but not less frequently than quarterly. A majority of the members of the Audit Committee shall constitute a quorum for purposes of holding a meeting and the Audit Committee may act by a vote of a majority of the members present at such meeting. In lieu of a meeting, the Audit Committee may act by unanimous written consent. The Chairman of the Audit Committee, in consultation with the other committee members, may determine the frequency and length of the committee meetings and may set meeting agendas consistent with this Charter.

V.   Responsibilities and Authority

A.   Review of Charter

•       The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any amendments or modifications to the Charter that the Audit Committee deems appropriate.

B.   Annual Performance Evaluation of the Audit Committee

•       At least annually, the Audit Committee shall evaluate its own performance and report the results of such evaluation to the Board.

C.   Matters Relating to Selection, Performance and Independence of Independent Auditor

•       The Audit Committee shall be directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company’s independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Audit Committee may consult with management in fulfilling these duties, but may not delegate these responsibilities to management.

•       The Audit Committee shall be directly responsible for oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

•       The Audit Committee shall instruct the independent auditor that the independent auditor shall report directly to the Audit Committee.

•       The Audit Committee shall pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

•       The Audit Committee may review and approve the scope and staffing of the independent auditors’ annual audit plan(s).

•       The Audit Committee shall request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as modified or supplemented, require that the independent auditor submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Company, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and based on such disclosures, statement and discussion take or recommend that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

•       The Audit Committee may consider whether the provision of the services covered in Items 9(e)(2) and 9(e)(3) of Regulation 14A of the Exchange Act (or any successor provision) is compatible with maintaining the independent auditor’s independence.

•       The Audit Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board. As part of such evaluation, at least annually, the Audit Committee shall:

•        obtain and review a report or reports from the independent auditor describing (1) the auditor’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review or peer review of the auditors or by any inquiry or investigation by government or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditors, and any steps taken to address any such issues, and (3) in order to assess the auditor’s independence, all relationships between the independent auditor and the Company;

•        review and evaluate the performance of the independent auditor and the lead partner (and the Audit Committee may review and evaluate the performance of other members of the independent auditor’s audit staff); and

•        assure the regular rotation of the audit partners (including, without limitation, the lead and concurring partners) as required under the Exchange Act and Regulation S-X.

In this regard, the Audit Committee shall also (1) seek the opinion of management and the internal auditors of the independent auditors’ performance and (2) consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm.

•       The Audit Committee may recommend to the Board policies with respect to the potential hiring of current or former employees of the independent auditor.

D.   Audited Financial Statements and Annual Audit

•       The Audit Committee shall review the overall audit plan (both internal and external) with the independent auditor and the members of management who are responsible for preparing the Company’s financial statements, including the Company’s Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the “Senior Accounting Executive”).

•       The Audit Committee shall review and discuss with management (including the Company’s Senior Accounting Executive) and with the independent auditor the Company’s annual audited financial statements, including (a) all critical accounting policies and practices used or to be used by the Company, (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” prior to the filing of the Company’s Annual Report on Form 10-K, and (c) any significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements.

•       The Audit Committee must review:

(i)             any analyses prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements. The Audit Committee may consider the ramifications of the use of such alternative disclosures and treatments on the financial statements, and the treatment preferred by the independent auditor. The Audit Committee may also consider other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

(ii)         major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

(iii)     major issues regarding accounting principles and procedures and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

(iv)       the effects of regulatory and accounting initiatives, as well as off-balance sheet transactions and structures, on the financial statements of the Company.

•       The Audit Committee shall review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995, and request assurance from the auditor that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

•       The Audit Committee shall review and discuss with the independent auditor any audit problems or difficulties and management’s response thereto. This review shall include (1) any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information, (2) any significant disagreements with management and (3) a discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

•       This review may also include:

(i)             any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise);

(ii)         any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement; and

(iii)     any management or internal control letter issued, or proposed to be issued, by the auditors.

•       The Audit Committee shall discuss with the independent auditors those matters brought to the attention of the Audit Committee by the auditors pursuant to Statement on Auditing Standards No. 61, as amended (“SAS 61”).

•       The Audit Committee shall also review and discuss with the independent auditors the report required to be delivered by such auditors pursuant to Section 10A(k) of the Exchange Act.

•       If brought to the attention of the Audit Committee, the Audit Committee shall discuss with the Chief Executive Officer and Chief Financial Officer of the Company (1) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, within the time periods specified in the SEC’s rules and forms, and (2) any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

•       Based on the Audit Committee’s review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor concerning the independent auditor’s independence, the Audit Committee shall make a recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the last fiscal year.

•       The Audit Committee shall prepare the Audit Committee report required by Item 306 of Regulation S-K of the Exchange Act (or any successor provision) to be included in the Company’s annual proxy statement.

E.   Internal Auditors

•       At least annually, the Audit Committee shall evaluate the performance, responsibilities, budget and staffing of the Company’s internal audit function and review the internal audit plan. Such evaluation may include a review of the responsibilities, budget and staffing of the Company’s internal audit function with the independent auditors.

•       In connection with the Audit Committee’s evaluation of the Company’s internal audit function, the Audit Committee may evaluate the performance of the senior officer or officers responsible for the internal audit function.

F.   Unaudited Quarterly Financial Statements

•       The Audit Committee shall discuss with management and the independent auditor, prior to the filing of the Company’s Quarterly Reports on Form 10-Q, (1) the Company’s quarterly financial statements and the Company’s related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (2) such issues as may be brought to the Audit Committee’s attention by the independent auditor pursuant to Statement on Auditing Standards No. 100, and (3) any significant financial reporting issues that have arisen in connection with the preparation of such financial statements.

G.   Earnings Press Releases

•       The Audit Committee shall discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, including, in general, the types of information to be disclosed and the types of presentation to be made (paying particular attention to the use of “pro forma” or “adjusted” non-GAAP information).

H.   Risk Assessment and Management

•       The Audit Committee shall discuss the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management.

•       In connection with the Audit Committee’s discussion of the Company’s risk assessment and management guidelines, the Audit Committee may discuss or consider the Company’s major financial risk exposures and the steps that the Company’s management has taken to monitor and control such exposures.

I.   Procedures for Addressing Complaints and Concerns

•       The Audit Committee shall establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•       The Audit Committee may review and reassess the adequacy of these procedures periodically and adopt any changes to such procedures that the Audit Committee deems necessary or appropriate.

J.   Regular Reports to the Board

•       The Audit Committee shall regularly report to and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors, the performance of the internal audit function and any other matters that the Audit Committee deems appropriate or is requested to review for the benefit of the Board.

VI.   Additional Authority

The Audit Committee is authorized, on behalf of the Board, to do any of the following as it deems necessary or appropriate:

A.   Engagement of Advisors

•       The Audit Committee may engage independent counsel and such other advisors it deems necessary or advisable to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors.

B.   Legal and Regulatory Compliance

•       The Audit Committee may discuss with management and the independent auditor, and review with the Board, the legal and regulatory requirements applicable to the Company and its subsidiaries and the Company’s compliance with such requirements. After these discussions, the Audit Committee may, if it determines it to be appropriate, make recommendations to the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

•       The Audit Committee may discuss with management legal matters (including pending or threatened litigation) that may have a material effect on the Company’s financial statements or its compliance policies and procedures.

C.   Conflicts of Interest

•       The Audit Committee shall conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee shall be required for all such transactions.

D.   General

•       The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers.

•       The Audit Committee may perform such other oversight functions outside of its stated purpose as may be requested by the Board from time to time.

•       In performing its oversight function, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditor and such experts, advisors and professionals as may be consulted with by the Audit Committee.

•       The Audit Committee is authorized to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

•       The Audit Committee is authorized to incur such ordinary administrative expenses as are necessary or appropriate in carrying out its duties.

Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company’s financial statements or determining whether the Company’s financial statements are complete, accurate and in accordance with GAAP. Such responsibilities are the duty of management and, to the extent of the independent auditor’s audit responsibilities, the independent auditor. In addition, it is not the duty of the Audit Committee to conduct investigations or to ensure compliance with laws and regulations or the Company’s Code of Business Conduct and Ethics.

ADOPTED: January 26, 2006

Annual Meeting Proxy Card

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1.                 To elect three (3) Class I members to the Board of Directors for three-year terms:

The Clayton Board of Directors Recommends a vote FOR each of the following Nominees:

	For	Withhold
01 - Margaret Sue Ellis	☐	☐
02 - Frank P. Filipps	☐	☐
03 - Stephen M. Lamando	☐	☐

B                  Issues

2.                 To ratify the appointment of Grant Thornton LLP as Clayton’s independent registered public accounting firm for the current year.

For	Against	Abstain
☐	☐	☐

The Clayton Board of Directors Recommends a vote FOR Proposal 2.

3.                 In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Mark this box with an X if you have made comments below.   ☐

C                  Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy - Clayton Holdings, Inc.
2 Corporate Drive
Shelton, Connecticut 06484
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JULY 26, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Steven L. Cohen and Frederick C. Herbst, and each of them individually, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Clayton Holdings, Inc., a Delaware corporation (“Clayton”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Clayton to be held on Wednesday, July 26, 2006, at 9:00 a.m., local time, adjacent to the Company’s headquarters, in the Auditorium on the first floor of 3 Corporate Drive, Shelton, CT 06484 (the “Annual Meeting”).

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AND “FOR” PROPOSAL 2.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Continued and to be dated and signed on reverse side.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

•       Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•       Follow the simple instructions provided by the recorded message.

To vote using the Internet

•       Go to the following web site:
WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•       Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on July 25, 2006.

THANK YOU FOR VOTING